EX-99.(h)(6)

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

     ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of August 29, 1996, by and between New England Mutual Life Insurance Company, a Massachusetts mutual life insurance company ("NEMLICO"), and New England Variable Life Insurance Company, a Delaware insurance company ("NEVLICO").

     WHEREAS, pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of August 16, 1995, by and between NEMLICO and Metropolitan Life Insurance Company, a New York mutual life insurance company ("MetLife"), NEMLICO will be merged with and into MetLife on August 30, 1996 (the "Merger");

     WHEREAS, at the time of the Merger, NEVLICO will be redomesticated as a Massachusetts insurance company, New England Life Insurance Company ("NELICO"), and certain of the insurance operations now conducted by NEMLICO will be transferred to NELICO;

     WHEREAS, New England Zenith Fund, a Massachusetts business trust (the "Trust"), serves as a funding vehicle for certain variable annuity, variable life insurance and group pension contracts issued by NEMLICO or NEVLICO;

     WHEREAS, NEMLICO is a party to the Transfer Agency Agreement between the Trust and NEMLICO dated as of February 27, 1987, as supplemented (the "Transfer Agency Agreement"), and to the Amended and Restated Custodian Agreement among the Trust, NEMLICO and State Street Bank and Trust Company dated September 24, 1992, as supplemented (the "Custodian Agreement");

     WHEREAS, NEMLICO and NEVLICO intend that the rights and obligations of NEMLICO under the Transfer Agency Agreement and the Custodian Agreement should be assigned and delegated to, and assumed by, NELICO, effective at the time of the Merger;

     NOW, THEREFORE, NEMLICO hereby assigns to NELICO its rights and delegates to NELICO its obligations under each of the Transfer Agency Agreement and the Custodian Agreement, and NELICO hereby unconditionally assumes all rights and obligations of NEMLICO under each such Agreement, all effective at the time of the Merger.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                        NEW ENGLAND MUTUAL
                                             LIFE INSURANCE COMPANY

                                        By:     /s/ Anne M. Goggin
                                               ---------------------------

                                        Name:   Anne M. Goggin
                                               ---------------------------

                                        Title:  Vice President and Counsel
                                               ---------------------------



                                        NEW ENGLAND MUTUAL
                                             LIFE INSURANCE COMPANY

                                        By:     /s/ H. James Wilson
                                               ---------------------------

                                        Name:   H. James Wilson
                                               ---------------------------

                                        Title:  General Counsel
                                               ---------------------------